UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, and August 5, 2014, Grandparents.com, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with accredited investors (the “Investors”) pursuant to which the Company sold, in private transactions, an aggregate of 4,200,000 shares of the Company’s common stock (the “Shares”) and warrants (the “Warrants”) to purchase an aggregate of 1,050,000 shares of the Company’s common stock for aggregate gross proceeds to the Company of $1,0500,000. The Warrants are exercisable for a period of five years at an exercise price of $0.35 per share, subject to customary adjustments. The Purchase Agreements contain customary representations, provisions and warranties of both the Company and the Investors.

The foregoing description of the Purchase Agreements and Warrants do not purport to be complete and are qualified in their entireties by reference to the form of Purchase Agreement and form of Warrant to be filed as exhibits to the Company’s quarterly report on Form 10-Q for the period ending September 30, 2014 and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The disclosures contained in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreements, Shares and Warrants are incorporated herein by reference in response to this Item 3.02.

In addition to the issuances described in Item 1.01 of this Current Report on Form 8-K, the Company has issued the following securities in transactions that were not registered under the Securities Act of 1933, as amended, and that were not previously reported under Item 3.02 of Form 8-K: (i) on June 20, 2014, the Company issued a warrant to purchase 500,000 shares of its common stock at an exercise price of $0.25 per share in exchange for services rendered to the Company; (ii) on June 30, 2014, the Company issued 17,647 shares of its common stock in exchange for services rendered to the Company; (iii) on July 1, 2014, the Company issued the following warrants to purchase shares of its common stock in exchange for services rendered to the Company: (A) warrants to purchase an aggregate of 400,000 shares of common stock at an exercise price of $0.34 per share; (B) warrants to purchase an aggregate of 250,000 shares of common stock at an exercise price of $0.45 per share; and (C) warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $0.50 per share; (iv) on July 7, 2014, the Company sold in a private transaction 1,200,000 shares of its common stock and a warrant to purchase 300,000 shares of its common stock having at an exercise price of $0.25 per share for gross proceeds to the Company of $300,000; and (v) on July 16, 2014 the Company issued a warrant to purchase 100,000 shares of its common stock at an exercise price of $0.44 per share in exchange for services rendered to the Company. Each of the warrants described in the preceding sentence is exercisable on a cashless basis and has a term of five years. The exercise prices and number of shares issuable upon exercise of such warrants are subject to customary adjustments.

In issuing the securities described above, the Company relied upon the exemption from registration provided by section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2014	GRANDPARENTS.COM, INC.

	By:	/s/ Matthew Schwartz
Matthew Schwartz
Vice President